                                                                     Exhibit 5.1
                                                                     -----------

                               ARTER & HADDEN LLP
                          1717 Main Street, Suite 4100
                              Dallas, Texas  75201
                               Tel:  214.761.2100
                               Fax:  214.741.7139



                                October 15, 1999



ASD Systems, Inc.
3737 Grader Street, Suite 110
Garland, Texas  75041

     Re:  Offering of Shares of Common Stock of ASD Systems, Inc.

Ladies and Gentlemen:

     On August 26, 1999, ASD Systems, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Registration Statement No. 333-85983) on Form S-1 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as amended by Amendment No. 1 on Form S-1 filed on or about October 15, 1999, relates to the offering (the "Offering") of up to 5,000,000 shares (including shares subject to an over-allotment option) of the common stock, par value $.0001 per share (the "Common Stock"), by the Company (the "Company Shares"). The Registration Statement filed on August 26, 1999, as amended by Amendment No. 1, is hereinafter referred to as the "Registration Statement." This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the filing of the Registration Statement, the issuance of the Company Shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents,

ASD Systems, Inc.
October 12, 1999
Page 2


records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that the Company Shares have been duly authorized for issuance and, when issued by the Company against payment therefor, will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the Texas Business Corporation Act as in effect on the date hereof.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Respectfully submitted,

                              /s/ Arter & Hadden LLP

                              ARTER & HADDEN LLP